UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 13, 2017 (Date of earliest event reported: April 12, 2017)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2017, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC (collectively "Loan Parties"), subsidiaries of TCP International Holdings Ltd., entered into an Amendment No. 1 to their Amended and Restated Revolving Credit and Security Agreement, originally dated September 29, 2016 (the “Amendment”), with the lenders referenced therein and PNC Bank, National Association, as agent for the lenders. The Amendment, among other things:

•	waives the event of default arising from the failure of the Loan Parties to furnish annual financial statements for the fiscal year ending December 31, 2015;

•
increases the applicable margin on borrowings outstanding under the credit agreement until the first business day of the month following receipt by the agent of the final financial statements for the fiscal years ending December 31, 2015 and December 31, 2016;

•
extends the date by which the Loan Parties are required to furnish audited financial statements for the fiscal years ending December 31, 2015 and December 31, 2016, to the agent to October 31, 2017; and

•
expands the definition of a change in control to include a change in the Chief Executive Officer, Chief Financial Officer, President, or individual exercising similar functions and duties for TCP International Holdings Ltd. or the Loan Parties, made without express approval from the agent.

The description of the Amendment set forth above is qualified entirely by reference to the full text of the Amendment No. 1 to Amended and Restated Credit and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

10.1
Amendment No. 1 to Amended and Restated Revolving Credit and Security Agreement among PNC Bank, National Association, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Zachary Guzy
Zachary Guzy Chief Financial Officer

Date: April 13, 2017